     PDF provided as courtesy

As filed with the Securities and Exchange Commission on November 2, 2010

Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

NPS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0439579 (I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Fl.
Bedminster, New Jersey 07921
(908) 450-5300

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_________________

Edward Stratemeier
Senior Vice President, Legal Affairs, General Counsel and Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive, 3rd Fl.
Bedminster, NJ 07921
Tel: (908) 450-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

With a copy to:

Lawrence Goodman, Esq.
Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, NY 10178
(212) 696-6000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer |_|	Accelerated filer |X|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |_|

_________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.001 par value per share (2)	(3)	(4)	(4)	__
Preferred Stock, $0.001 par value per share	(3)	(4)	(4)	__
Depositary Shares	(3)	(4)	(4)	__
Debt Securities	(3)	(4)	(4)	__
Warrants	(3)	(4)	(4)	__
Total	$150,000,000		$150,000,000	$10,695

(1) Calculated pursuant to Rule 457(o) under the Securities Act.

(2) Includes associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $.001 per share ("Rights"), which Rights are not currently separable from the shares of Common Stock and are not currently exercisable. The value, if any, attributable to the Rights to be offered is included in the proposed offering price of the Common Stock.

(3) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of depositary shares as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 2, 2010

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES

DEBT SECURITIES
WARRANTS

_________________

We may from time to time offer common stock, preferred stock, depositary shares, debt securities and/or warrants together or separately. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

_________________

Investing in our securities involves risks. See "Risk Factors" on page 2 of this prospectus, in any accompanying prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission.

_________________

Our common stock is listed on the Nasdaq Global Market under the symbol "NPSP."

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is ________________________, 2010.

-i-

ABOUT THIS PROSPECTUS

In this prospectus, "NPS," "we," "us," "our" or "ours" refer to NPS Pharmaceuticals, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Before buying any of the securities being offered under this registration statement, we urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find Additional Information."

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

OUR BUSINESS

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under "Incorporation of Documents by Reference" and "Where You Can Find More Information." You should also carefully consider the matters discussed in the section entitled "Risk Factors."

We are a clinical-stage biopharmaceutical company focused on the development of new treatment options for patients with rare gastrointestinal and endocrine disorders.  Our lead clinical programs involve two proprietary therapeutic proteins to restore or replace biological function:

  Teduglutide is our analog of GLP-2, a protein involved in the regeneration and repair of the intestinal lining.  Teduglutide is currently in Phase 3 clinical development as GATTEX® (planned brand name) for parenteral nutrition (PN) dependent short bowel syndrome (SBS).  SBS is a highly disabling condition that results from surgical resection, congenital defect or disease-associated loss of absorption and the subsequent inability to maintain fluid, electrolyte, and nutrient balances on a conventional diet.
  NPSP558 is our recombinant full-length human parathyroid hormone (rhPTH (1-84)) that is in Phase 3 clinical development as a hormone replacement therapy for hypoparathyroidism, a rare hormone deficiency disorder in which patients are physiologically unable to regulate the levels of calcium and phosphates in their blood due to insufficient levels of endogenous parathyroid hormone.

We are currently advancing registration studies for GATTEX and NPSP558.  Our study of GATTEX is known as STEPS (Study of TEduglutide in PN-dependent Short bowel syndrome) and our study of NPSP558 is known as REPLACE (REcombinant Parathyroid hormone to normaLize cAlCium and trEat hypoparathyroidism).  We believe positive results from STEPS and REPLACE will enable us to seek U.S. marketing approval of GATTEX for patients with PN dependent SBS and NPSP558 for hypoparathyroidism.  While SBS and hypoparathyroidism are relatively rare disorders, we believe these indications represent substantial commercial opportunities to us due to the significant unmet need and lack of effective therapies, as well as the serious complications and chronic nature of both disorders.

In 2007, we restructured our operations and implemented a new business strategy to focus our resources on developing GATTEX and NPSP558 for specialty indications with serious unmet medical needs. Supporting our strategic focus, we are seeking opportunities to out-license a number of proprietary compounds for areas that are outside of our proprietary therapeutic and/or geographic focus.  These include PTH 1-84 for the treatment of osteoporosis in the U.S. (known as PREOS®) and teduglutide for Crohn's disease in the U.S.

To manage risk and accelerate the development and commercialization of our product candidates, we also complement our proprietary clinical programs with collaborative research, development or commercial agreements.  These include agreements with Amgen, Inc., Ortho-McNeil Pharmaceuticals, Inc., GlaxoSmithKline plc, Kyowa Hakko Kirin Pharma, Inc. and Nycomed Danmark ApS.   Generally, these agreements provide for payments to us for the achievement of specified milestones, and royalties on sales of products developed under the terms of the particular agreement.  In return for these financial benefits, we grant the particular company a license to the technology that is the subject of the collaboration or to intellectual property that we own or control.  We believe that collaborating with pharmaceutical and biotechnology companies with relevant expertise in areas that are outside of our proprietary therapeutic or geographic focus will accelerate the regulatory pathway and commercialization of our products.

We are a Delaware corporation.  Our principal executive offices are located at 550 Hills Drive, Bedminster, NJ 07921 and our telephone number at that address is (908) 450-5300.  Our website is www.npsp.com.  Information contained in, or accessible through, our website does not constitute a part of this prospectus, any accompanying prospectus supplement or any document incorporated or deemed incorporated by reference herein.

NPS®, NPS Pharmaceuticals®, PREOS® and GATTEX® are our registered trademarks.  In addition, Preotact is our registered trademark in the U.S.  All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled "Special Note Regarding Forward Looking Statements."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management's judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "plan," "expect," "anticipate," "estimate," "predict," "intend," "potential" or "continue" or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this prospectus and the documents incorporated by reference herein regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drug candidates, their potential therapeutic effect, the possibility of obtaining regulatory approval, our ability or the ability of our collaborators to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate or to discover new drugs in the future are all forward-looking in nature. We cannot guarantee the accuracy of forward-looking statements, and you should be aware that results and events could differ materially and adversely from those described in the forward-looking statements due to a number of factors, including:

  Our ability to effectively outsource activities critical to the advancement of our product candidates and manage those companies to whom such activities are outsourced;

  our and our collaborators' ability to successfully complete clinical trials, receive required regulatory approvals and the length, time and cost of obtaining such regulatory approvals and commercialize products;

  our ability to secure additional funds;

  the successful continuation of our strategic collaborations or changes in our relationships with our collaborators;

  competitive factors;

  our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

  the ability of our contract manufacturers to successfully produce adequate supplies of our product candidates and drug delivery devices to meet clinical trial and commercial launch requirements;

  variability of our royalty, license and other revenues;

  our ability to enter into and maintain agreements with current and future collaborators on commercially reasonable terms;

  the demand for securities of pharmaceutical and biotechnology companies in general and our common stock in particular;

  uncertainty regarding our patents and patent rights;

  compliance with current or prospective governmental regulation;

  technological change; and

  general economic and market conditions

You should also consider carefully the statements set forth in the section entitled "Risk Factors" in our latest annual report on Form 10-K, as may be updated in our quarterly reports on Form 10-Q, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

						Nine Months
						Ended
	Year Ended December 31,					September 30,
	2005	2006	2007	2008	2009	2010
Ratio of earnings available to cover fixed charges	N/A	N/A	N/A	N/A	N/A	N/A

In calculating the ratio of earnings available to cover fixed charges, "earnings" consist of pre-tax income (loss) excluding fixed charges and fixed charges consist of interest expense and assumed interest attributable to rentals. For the years ended December 31, 2005, 2006, 2007, 2008 and 2009 and for the nine months ended September 30, 2010 our pre-tax earnings (losses) were ($169,778,000), ($112,668,000), ($3,502,000), ($31,905,000), ($19,606,000) and (23,962,000), respectively, and were insufficient to cover fixed charges for those periods.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently expect to use the proceeds from any sale of securities offered hereby to fund clinical trials of our product candidates, advance our preclinical research programs, to repay existing indebtedness, and for general corporate purposes.

The amount and timing of actual expenditures for the purposes set forth above may vary based on several factors and our management will retain broad discretion as to the final allocation of the proceeds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

  common stock;

  preferred stock;

  depositary shares;

  debt securities; and/or

  warrants.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws. We have filed these documents as exhibits to certain of the documents incorporated by reference into this offering memorandum.

General

We are authorized to issue 105,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of October 27, 2010, there were approximately 66,928,427 shares of common stock issued and outstanding.

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of NPS, the holders of common stock are entitled to share in any assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The powers, preferences and rights of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Stockholder Rights Plan

On December 4, 1996, our board of directors adopted a stockholder rights plan and declared a distribution of one preferred stock purchase right for each share of our common stock outstanding on December 31, 1996, and each share of common stock issued after that date. Our board amended the plan on December 31, 2001 to increase the purchase price and extend the term through December 31, 2011. The rights are transferable with our common stock until they become exercisable, but are not exercisable until the distribution date described in the plan. Generally, the plan distribution date will not occur until a person or group acquires or makes a tender offer for twenty-percent (20%) or more of our outstanding common stock. The rights expire on December 31, 2011 unless we redeem them at an earlier date. The expiration date may be extended by our board. When a right becomes exercisable, its holder is entitled to purchase from us 1/100th of a share of our Series A Junior Participating Preferred Stock at a purchase price of $300.00, subject to adjustment in certain circumstances.

Until the plan distribution date, the purchase rights will be evidenced by the certificates for common stock registered in the names of holders of our common stock. As soon as practical following the plan distribution date, we will mail separate certificates evidencing the rights to common stockholders of record.

If any person or group acquires twenty-percent (20%) or more of our common stock, the rights holders will be entitled to receive upon exercise, that number of shares of common stock that at the time have a market value equal to twice the purchase price of the right. The shares of preferred stock acquired upon exercise of a purchase right are not redeemable and are entitled to preferential quarterly dividends. They are also entitled to preferential rights in the event of our liquidation. Finally, if any business combination occurs in which our common shares are exchanged for shares of another company, each preferred share will be entitled to receive 100 times the amount per common share of our company.

If we are acquired in a business combination, the purchase rights holders will be entitled to acquire, for the purchase price, that number of shares of common stock of the acquiring corporation that, at the time, have a market value equal to twice the purchase price of the purchase right. Our board has the right to redeem the purchase rights in certain circumstances for $.01 per share, subject to adjustment.

The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the board's opinion, would impair its ability to represent our stockholders' interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though it may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Other Obligations to Issue Capital Stock

We have adopted and maintain equity incentive plans pursuant to which we are authorized to issue stock options, restricted stock, restricted stock units and other types of stock-based compensation to directors, employees, consultants and other persons who provide services to us. Our equity incentive plans provide that in the event of certain change in control transactions, including a merger or consolidation in which we are not the surviving corporation or a reorganization in which more than fifty-percent (50%) of the shares of our common stock entitled to vote are exchanged, all outstanding, unvested equity awards under these plans will vest, and in the case of stock options, will become immediately exercisable. As of October 27, 2010, we had 6,706,574 shares of common stock that were issuable related to outstanding options, deferred stock units, and restricted stock and restricted stock units that had been issued under these plans. We have reserved an additional 1,929,762 shares of common stock for future issuance under these plans.

As of October 27, 2010, we had outstanding approximately $50 million in aggregate principal amount of our 5.75% Convertible Notes due August 7, 2014, or 5.75% Notes. The holders of the 5.75% Notes may convert all or a portion of their notes into common stock at any time, subject to certain milestones, on or before August 7, 2014 at a conversion rate equal to approximately $5.44 per share, subject to adjustment in certain events. We have reserved 9,191,176 shares of our common stock for issuance upon conversion of the 5.75% Notes.

Anti-Takeover Provisions

Delaware Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation's board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation's outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. A Delaware corporation may "opt out" from the application of Section 203 through a provision in its certificate of incorporation or by-laws. We have not "opted out" from the application of Section 203.

Certificate of Incorporation and Bylaws Provisions

Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws include the following provisions, among others, that could discourage potential acquisition proposals and could delay or prevent a change of control:

  the number of directors that constitutes the whole board of directors shall be fixed exclusively by one or more resolutions adopted by the board of directors;

  vacancies on our board of directors, including those resulting from an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by the stockholders;

  a stockholder's notice of the stockholder's intent to bring business before an annual meeting or to nominate a person for election to the board of directors must be received by us within strict guidelines which may make it more difficult for stockholders to bring items before the meetings; and

  our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws do not provide for cumulative voting in the election of directors.

In addition, our Amended and Restated Certificate of Incorporation authorizes shares of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of NPS.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Their address is P.O. Box 43070, Providence, Rhode Island, 02940-3070 and their telephone number is 800-962-4264

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue, without stockholder approval, up to 5,000,000 shares of preferred stock, $0.001 par value per share, of which 350,000 have been designated as Series A Junior Participating Preferred Stock. As of the date of this prospectus we did not have any outstanding shares of preferred stock. Our board of directors is authorized to issue the preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

  dividend rights;

  conversion rights;

  voting rights;

  redemption rights and terms of redemption; and

  liquidation preferences.

Our board may fix the number of shares constituting any series and the designations of these series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

  the maximum number of shares in the series and the distinctive designation;

  the terms on which dividends will be paid, if any;

  the terms on which the shares may be redeemed, if at all;

  the liquidation preference, if any;

  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

  the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  the voting rights, if any, on the shares of the series; and

  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

DESCRIPTION OF THE DEPOSITARY SHARES

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our amended certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that will be filed with the Securities and Exchange Commission.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of NPS, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary:

  the number of whole shares of preferred stock underlying their depositary shares; and

  payment of any unpaid amount due to the depositary.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  all outstanding depositary shares have been redeemed; or

  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  the initial deposit of the preferred stock;

  the initial issuance of the depositary shares;

  any redemption of the preferred stock; and

  all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  refuse to transfer depositary shares;

withhold dividends and distributions; and

  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond either of our control in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith by each party of their respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on:

  written advice of counsel or accountants;

  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for Federal income tax purposes deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of notes:

  the title;

  any limit on the amount that may be issued;

  whether or not we will issue the series of notes in global form, the terms and who the depositary will be;

  the maturity date;

  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  the terms of the subordination of any series of subordinated debt;

  the place where payments will be payable;

  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

  a discussion on any material or special United States federal income tax considerations applicable to the notes;

  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for our common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures contain covenants which restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, unless certain criteria set forth in the indentures are met. The indentures also provide that any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of notes that we may issue:

  if we fail to pay interest when due and our failure continues for 30 days and the time for payment has not been extended or deferred;

  if we fail to pay principal or premium, if any, when due and the time for payment has not been extended or delayed;

  if we fail to deposit any sinking fund payment when due and the time for payment has not been extended or delayed;

  if we breach the restrictive covenants set forth in the indenture in connection with a merger, consolidation or transfer of substantially all of our assets;

  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 60 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series;

  if a debt owed by us or a significant subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $10,000,000;

  if a judgment or decree for the payment of money in excess of $10,000,000 is entered against us or any significant subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and it is not discharged, waived or the execution thereof stayed; and

  if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to notes of any series, except for certain defaults related to bankruptcy, insolvency or reorganization, occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default related to bankruptcy, insolvency or reorganization occurs, the principal amount of all notes of any series shall automatically become immediately due and payable.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences if:

  we have paid or deposited with the trustee a sum sufficient to pay i) all overdue interest on the notes of the applicable series, ii) the principal of and premium, if any, on any notes of the applicable series which have become due otherwise than by such declaration or acceleration and any interest thereon at the rate or rates prescribed therefore in such notes, iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefore in such notes and iv) all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

  all events of default with respect to notes of the applicable series, other than the non-payment of principal of notes of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided for in the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  the indenture trustee may take any other action it deems proper which is not inconsistent with such direction.

A holder of the notes of any series will not have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies unless:

  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  to fix any ambiguity, defect or inconsistency in the indenture; and

  to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make certain changes with the consent of each holder of any outstanding notes affected, including:

  extending the fixed maturity of the series of notes;

  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

  reducing the percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  register the transfer or exchange of debt securities of the series;

  replace stolen, lost or mutilated debt securities of the series;

  maintain paying agencies;

  hold monies for payment in trust; and

  compensate and indemnify the trustee.

In order to exercise our rights to be discharged, we must, among other things, deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  the offering price and aggregate number of warrants offered;

  the currency for which the warrants may be purchased;

  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  the terms of any rights to redeem or call the warrants;

  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  the dates on which the right to exercise the warrants will commence and expire;

  the manner in which the warrant agreement and warrants may be modified;

  federal income tax consequences of holding or exercising the warrants;

  the terms of the securities issuable upon exercise of the warrants; and

  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  how it handles securities payments and notices;

  whether it imposes fees or charges;

  how it would handle a request for the holders' consent, if ever required;

  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under " - Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  if we notify any applicable trustee that we wish to terminate that global security; or

  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  at a fixed price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to such prevailing market prices; or

  at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

  the name or names of the underwriters, if any;

  the purchase price of the securities and the proceeds we will receive from the sale;

  any over-allotment options under which underwriters may purchase additional securities from us;

  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  any public offering price;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over- allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York, will provide us with an opinion as to the validity of the securities offered by this prospectus. This opinion may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of the securities.

EXPERTS

The consolidated financial statements of NPS Pharmaceuticals, Inc. as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2009 consolidated financial statements, refers to the Company's change in method of accounting for fair value due to the adoption of a new accounting standard issued by the Financial Accounting Standards Board, as of January 1, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 11, 2010;

  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, filed on May 5, 2010, August 4, 2010 and November 2, 2010, respectively;

  Our Current Reports on Form 8-K filed on January 22, 2010, March 2, 2010, April 16, 2010, April 21, 2010, May 24, 2010, July 22, 2010, September 16, 2010 and September 21, 2010;

  The description of our common stock contained in our Registration Statement on Form 8-A filed on May 23, 1994; and

  The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A/A filed on February 21, 2003 and our Current Report on Form 8-K filed on December 19, 1996.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive, 3rd Fl.
Bedminster, New Jersey 07921
(908) 450-5300

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Not applicable.

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. Our Bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

Our Amended Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into agreements with our directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was our director or officer or a director or officer of one of our affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 16. Exhibits

(a) Exhibits.

Exhibit
Number	Description of Document

1.1*	Form of equity underwriting agreement.

1.2*	Form of debt underwriting agreement.

3.1A	Amended Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 filed on January 21, 1994 (SEC File No. 333-74318)).

3.1B	Certificate of Amendment of the Amended Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-3 filed on September 6, 2000 (SEC File No. 333-45274)).

3.1C	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated December 19, 1996 (SEC File No. 000-23272)).

3.1D	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to the Registrant's Registration Statement on Form S-3 filed on September 6, 2000 (SEC File No. 333-45274)).

3.1E	Certificate of Amendment of the Amended Certificate of Incorporation (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 000-23272)).

3.2A	Amended and Restated By-Laws (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 filed on January 21, 1994 (SEC File No. 333-74318)).

3.2B	Certificate of Adoption of Amendments to Amended and Restated Bylaws of the Registrant, dated February 19, 2003 (incorporated by reference herein to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (SEC File No. 000-23272)).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, File No. 333-74318, filed on January 21, 1994).

4.2†	Form of Indenture relating to senior debt securities.

4.3†	Form of Indenture relating to subordinated debt securities.

4.4*	Form of senior note.

4.5*	Form of any subordinated note.

4.6*	Form of certificate of designation or certificate of amendment.

4.7*	Form of warrant agreement and the warrant certificates to be issued thereunder.

4.8*	Form of deposit agreement and the depositary receipts to be issued thereunder.

5.1†	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP regarding legality of securities being registered.

12.1†	Statement re: Computation of Ratio of Earnings to Fixed Charges

23.1†	Consent of KPMG LLP.

23.2†	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in opinion of counsel filed as Exhibit 5.1).

24.1†	Power of Attorney (included on signature page).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.

25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.

+ Filed herewith.

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(4), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster and State of New Jersey as of the 2nd day of November, 2010.

NPS Pharmaceuticals, Inc.

By: /s/ Francois Nader
Name: Francois Nader
Title: President and Chief Executive Officer

Power of Attorney

We, the undersigned directors and/or officers of NPS Pharmaceuticals, Inc. (the "Company"), hereby severally constitute and appoint Edward Stratemeier and Luke M. Beshar, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-3 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Company's equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Francois Nader
Francois Nader	Director, President and Chief Executive Officer (principal executive officer)	November 2, 2010

/s/ Luke M. Beshar
Luke M. Beshar	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	November 2, 2010

/s/ Michael W. Bonney
Michael W. Bonney	Director	November 2, 2010

/s/ Colin Broom
Colin Broom	Director	November 2, 2010

/s/ James G. Groninger
James G. Groninger	Director	November 2, 2010

/s/ Donald E. Kuhla
Donald E. Kuhla	Director	November 2, 2010

/s/ Rachel R. Selisker
Rachel R. Selisker	Director	November 2, 2010

/s/ Peter G. Tombros_________
Peter G. Tombros	Chairman of the Board of Directors	November 2, 2010

NPS PHARMACEUTICALS, INC.

EXHIBIT INDEX

Exhibit
Number	Description of Document

1.1*	Form of equity underwriting agreement.

1.2*	Form of debt underwriting agreement.

3.1A	Amended Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 filed on January 21, 1994 (SEC File No. 333-74318)).

3.1B	Certificate of Amendment of the Amended Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-3 filed on September 6, 2000 (SEC File No. 333-45274)).

3.1C	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated December 19, 1996 (SEC File No. 000-23272)).

3.1D	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to the Registrant's Registration Statement on Form S-3 filed on September 6, 2000 (SEC File No. 333-45274)).

3.1E	Certificate of Amendment of the Amended Certificate of Incorporation (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 000-23272)).

3.2A	Amended and Restated By-Laws (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 filed on January 21, 1994 (SEC File No. 333-74318)).

3.2B	Certificate of Adoption of Amendments to Amended and Restated Bylaws of the Registrant, dated February 19, 2003 (incorporated by reference herein to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (SEC File No. 000-23272)).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, File No. 333-74318, filed on January 21, 1994).

4.2†	Form of Indenture relating to senior debt securities.

4.3†	Form of Indenture relating to subordinated debt securities.

4.4*	Form of senior note.

4.5*	Form of any subordinated note.

4.6*	Form of certificate of designation or certificate of amendment.

4.7*	Form of warrant agreement and the warrant certificates to be issued thereunder.

4.8*	Form of deposit agreement and the depositary receipts to be issued thereunder.

5.1†	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP regarding legality of securities being registered. PDF

12.1†	Statement re: Computation of Ratio of Earnings to Fixed Charges PDF

Exhibit Index - 1

23.1†	Consent of KPMG LLP. PDF

23.2†	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in opinion of counsel filed as Exhibit 5.1).

24.1†	Power of Attorney (included on signature page).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.

25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.

+ Filed herewith.

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Exhibit Index - 2